SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement          [_]   Confidential, for Use of the
                                                  Commission Only (as permitted)
                                                  by Rule 14a-6(e)(2)
[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials

[_] Soliciting Material Proxy Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            RELM WIRELESS CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       ------------------------------------------------------------------------


       (2) Aggregate number of securities to which transaction applies:
       ------------------------------------------------------------------------


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
       ------------------------------------------------------------------------


       (5) Total fee paid:
       ------------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       ------------------------------------------------------------------------


       (2) Form, Schedule or Registration Statement No.:
       ------------------------------------------------------------------------


       (3) Filing Party:
       ------------------------------------------------------------------------


       (4) Date Filed:
       ------------------------------------------------------------------------

                            RELM WIRELESS CORPORATION
                              7505 Technology Drive
                          West Melbourne, Florida 32904
                       ----------------------------------

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                       ----------------------------------


     The Annual Meeting of Shareholders (the "Meeting") of RELM Wireless Corporation, a Nevada corporation (the "Company"), will be held on Friday, August 21, 1998 at 9:00 a.m., local time, at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida, for the following purposes:

     1. To elect seven (7) directors to hold office until the Annual Meeting of Shareholders in 1999 and until their respective successors are duly elected and qualified;

     2. To consider and vote upon approval of the Company's 1997 Stock Option Plan.

     3. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on July 10, 1998 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

     The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                                     By Order of the Board of Directors,



July 17, 1998                        William P. Kelly
                                     Secretary

                            RELM WIRELESS CORPORATION
                              7505 Technology Drive
                          West Melbourne, Florida 32904
                       ----------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 21, 1998
                       ----------------------------------


                                  INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors of RELM Wireless Corporation (formerly known as Adage, Inc.), a Nevada corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, "Proxies") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which is scheduled to be held at 9:00 a.m., local time, on Friday, August 21, 1998 at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida, for the purposes set forth in the foregoing Notice of 1998 Annual Meeting of Shareholders (the "Notice") or any adjournment thereof.

The mailing address of the principal executive offices of the Company is 7505 Technology Drive, West Melbourne, Florida 32904. This Proxy Statement and the accompanying Proxy and Annual Report to shareholders will first be sent or given to shareholders on approximately July 17, 1998.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Record Date and Voting Securities

At the close of business on July 10, 1998, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were outstanding 5,041,123 shares of the Company's Common Stock, $.60 par value per share (the "Common Stock"). Holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast at the Meeting shall constitute a quorum for the Meeting. On all matters brought before the Meeting each Shareholder shall be entitled to one vote for each share such Shareholder is entitled to vote at the Meeting.

Voting of Proxies

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the directions contained therein. If no direction is given in the Proxy, the shares of Common Stock represented thereby will be voted: (i) for the election of each of the seven (7) nominees of the Board of Directors in the election of directors; (ii) for approval of the Company's 1997 Stock Option Plan; and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and nominee "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but have not been voted.

Solicitation of Proxies

The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and regular employees of the Company or its subsidiaries. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information as of July 10, 1998 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, which includes Mr. Goebert, who, as the Company's President until December 1, 1997, was the only executive officer of the Company whose salary and bonus compensation exceeded $100,000 during 1997, and (iii) all directors and executive officers as a group. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed

                                                             Amount Beneficially         Percent
        Name of Beneficial Owner                                    Owned               of Class(1)
        ------------------------                         ---------------------------    -----------
Dimensional Fund Advisors                                        307,433(2)                 6.1%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
Donald F.U. Goebert ....................................       1,534,763(3)(4)(5)          29.9%
   400 Willowbrook Lane
   West Chester, PA 19382
Richard K. Laird .......................................               0                     *
Ralph R. Whitney, Jr ...................................          51,187(5)                  *
Buck Scott .............................................          15,000(5)                  *
Joel A. Schleicher .....................................           8,124(5)                  *
James C. Gale ..........................................           9,166(5)                  *
George N. Benjamin, III ................................           7,183(5)                  *
Robert L. MacDonald ....................................           5,000(5)                  *
All executive officers and directors as a group
   (9 persons) .........................................       1,631,673(3)(4)(6)          31.5%

-----------------------
 *       Less than 1%

(1) Based upon 5,041,123 outstanding shares as of July 10, 1998 and, with respect to each holder of options exercisable within 60 days, the shares represented by such options.

(2) According to the Schedule 13G filed by Dimensional Fund Advisors Inc. (the "Reporting Person") dated February 6, 1997, the Reporting Person had sole voting power with respect to 193,738 of the reported shares and sole investment power with respect to 307,433 of the reported shares and all of the reported shares were owned by advisory clients of the Reporting Person.

(3) Includes 85,942 shares owned by Chester County Fund, Inc., the majority shareholder of which is Mr. Goebert and 60,000 shares owned by a partnership controlled by Mr. Goebert. Also includes 11,840 shares held in trust for Mr. Goebert's children.

(4) Includes 23,366 shares held in a custodial account for the Company's Employee Stock Purchase Program, of which Mr. Goebert is a Custodian, and 789 shares held in a Trust under the Company's 401(k) Retirement-Investment Plan, of which Mr. Goebert is a Trustee.

(5) Share ownership of the noted persons includes shares subject to immediately exercisable options or options exercisable within 60 days as follows:

               Donald F. U. Goebert             100,000 shares;
               Ralph R. Whitney, Jr.              9,166 shares;
               Buck Scott                         5,000 shares;
               Joel A. Schleicher                 8,124 shares
               James C. Gale                      9,166 shares;
               George N. Benjamin, III            7,083 shares;
               Robert L. MacDonald                5,000 shares

(6) Includes an aggregate of 144,789 shares subject to immediately exercisable options held by executive officers and directors as a group.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the last three years to Messrs. Goebert and Laird, each of whom served as the Company's President and Chief Executive Officer during 1997. No other executive officer of the Company was paid salary and bonus compensation which exceeded $100,000 during 1997.


                                                                                        Long-Term Compensation
                                                                                                Awards
                                                                                     ----------------------------
                                                   Annual Compensation
                                          -------------------------------------
                                                                                      Number of
                                                                   Other Annual       Securities     All Other
                                           Salary        Bonus     Compensation       Underlying    Compensation
Name and Principal Position     Year        ($)           ($)         ($)(1)          Options(#)        ($)
---------------------------     ----      -------      --------   -------------      -----------    -------------
Donald F. U. Goebert
President and CEO,
Chairman(2)                     1997      $150,000     $    --      $    --            $    --       $    --
                                1996       150,000          --           --                 --            --
                                1995       150,000          --           --                 --            --

Richard K. Laird
President and CEO(2)(3)         1997        11,538          --           --                 --            --
                                1996            --          --           --                 --            --
                                1995            --          --           --                 --            --

--------------------

(1) Neither of the named executive officers received any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2) Mr. Goebert served as President and CEO until December 1, 1997, when Mr. Laird assumed the office of President and CEO. Mr. Goebert continues to serve as Chairman of the Board. Mr. Laird was employed at a salary rate of $200,000 per year, effective December 1, 1997. Effective January 1, 1998, Mr. Goebert's salary as Chairman of the Board became $50,000 per year.

(3) Under the terms of Mr. Laird's employment he was granted options under the Company's 1997 Stock Option Plan for the purchase of 100,000 shares of Common Stock upon the commencement of his employment and is to be granted options for additional increments of 50,000 shares six months, twelve months, eighteen months and twenty-four months thereafter. Such options will be granted at the then current market value of the shares. The options granted and to be granted will become exercisable as to increments of 25% of the optioned shares on the first, second, third and fourth year anniversaries of the date of the grant. In the event of a change in control, as defined in the Plan agreement, 50% of any otherwise unvested options shall become vested and exercisable. Mr. Laird shall also be eligible to receive a bonus of up to 50% of his salary upon attaining earnings per share and/or share price goals or other performance criteria to be mutually agreed upon with the Board of Directors.

Stock Option Grants

The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan to the executive officers named in the Summary Compensation Table above (the "Named Officers") during 1997.

                                               Option Grants in 1997
                                                 Individual Grants

                                                                                              Potential Realizable
                                                                                              Value (3) at Assumed
                            Number of                                                        Annual Rates of Stock
                           Securities            % of Total        Exercise                   Price Appreciation for
                           Underlying          Options Granted      or Base                       Option Term
                         Options Granted       to Employees in      Price       Expiration   -----------------------
Name                   (# of Shares)(1)(2)          1997            ($/Sh)       Date(2)      5%($)(3)    10%($)(3)
--------------------------------------------------------------------------------------------------------------------
Donald F.U. Goebert            --                   --               --            --           --           --
Richard K. Laird           100,000                 100             $6.25         12/01/07     $393,059    $996,089

-------------------


(1) These are options granted under the 1997 Stock Option Plan to acquire shares of Common Stock. Options with respect to 64,000 shares are incentive stock options ("ISOs") under ss.422 of the Internal Revenue Code of 1986, as amended and options with respect to 36,000 shares are non-qualified stock options. The options are exercisable with respect to increments of 25% of the optioned shares (prorated among the ISOs and the non-qualified options) as of the first, second, third and fourth anniversaries of the option grant date. These options were granted at fair market value on the date of the grant. Shareholder approval of the 1997 Stock Option Plan is a proposal to be considered at the Meeting. If the proposal is not approved by the shareholders, the 1997 Stock Option Plan will remain in effect and the options granted to Mr. Laird will remain outstanding under the Plan. Absent shareholder approval, all of such options shall be non-qualified options and none of the options granted thereunder to Mr. Laird will qualify as ISO's. In addition, shareholder approval is also required under the Rules of the National Association of Securities Dealers, Inc. (The "NASD") as a condition to the listing of the subject shares with the NASDAQ.

(2)  These options could expire earlier in certain situations.

(3) The potential realizable value of the options, if any, granted in 1997 was calculated by multiplying those options by the excess of (a) the assumed market value, at December 1, 2007, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $10.18 and such value at a 10% assumed annual appreciation rate over that term is $16.21. At $10.18 the total market value of the shares of Common Stock outstanding on March 31, 1998 would be $51,319,548 which would be an increase of $13,192,854 from the market value of such shares at the close of business on December 31, 1997. At $16.21, the total market value of the shares of Common Stock outstanding on March 31, 1998 would be $81,718,063 which would be an increase of $43,591,369 from the market value of such shares at the close of business on December 31, 1997. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission Rules and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

Stock Option Exercises and Holdings

The following table sets forth information relating to options exercised during 1997 by each of the Named Officers and the number and value of options held on December 31, 1997 by such individuals.

                     Aggregated Option Exercises in 1997 and Option Values at December 31, 1997


                              Shares
                             Acquired
                                on                               Number of Securities                Value of Unexercised
                             Exercise           Value           Underlying Unexercised              In-the-Money Options at
    Name                       (#)           Realized ($)     Options at Dec. 31, 1997(#)            Dec. 31, 1997 ($)(1)
    ----                     --------       -------------    -----------------------------        ---------------------------
                                                             Exercisable     Unexercisable        Exercisable   Unexercisable
                                                             -----------     -------------        -----------   -------------

Donald F. U. Goebert(2)         0               $ 0             87,500           12,500             $256,638       $ 36,663
Richard K. Laird (3)            0                 0                  0          100,000                    0        131,300

---------------

(1) Total value of unexercised options is based upon the difference between the last sales price of the Company's Common Stock on the NASDAQ on December 31, 1997, which was $7.563 per share, and the exercise price of the options, multiplied by the number of option shares.

(2)  Options granted under the Company's 1988 Stock Plan.

(3)  Options granted under the 1997 Stock Option Plan.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's compensation program for the Named Officers, as well as for its other executive officers, is administered by the Board of Directors with the advice and counsel of the Compensation Committee of the Board. The members of the Compensation Committee provide such advice and counsel through their participation as directors in meetings of the Board and as members of the Committee in meetings of the Committee held separate and apart from meetings of the Board. During 1997, the Compensation Committee, consisted of three outside directors, James C. Gale, Chairman, and George N. Benjamin, III., who are nominees for reelection as directors, and Joel A. Schleicher, whose term of office as a director will expire at the meeting The Compensation Committee did not hold any separate meetings during 1997.

The principal actions taken by the Board with respect to executive compensation during 1997 were approval of the compensation package pursuant to which Mr. Laird was employed as President and Chief Executive Officer on December 1, 1997 and the approval of a change in the compensation of Mr. Goebert for the year beginning January 1, 1998 to reflect the change in his responsibilities from Chairman of the Board, President and Chief Executive Officer to Chairman of the Board. All of the members of the Committee approved these actions and neither Mr. Laird nor Mr. Goebert participated in the Board action which affected his compensation.

The Company's officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical life insurance, non-contributory 401(k) and other plans which are generally made available to employees of the Company or of the business units managed by such officer.

The Compensation Committee and the Board of Directors strive to offer to the Company's officers a compensation package consisting of base salary and incentive compensation which will attract, retain, motivate, and reward talented executives. To achieve its objectives, the Committee and the Board evaluate the performance of the Company's officers and consider data on other companies in its industry which are comparable in size, location and financial performance. The Committee and the Board intend to base a significant portion of the compensation of senior executives upon the Company's financial success so that the Company's officers are rewarded on the same basis as the Company's shareholders.

Consistent with the compensation objectives of the Committee and the Board, the use of stock options has been a material part of the compensation package for the Company's President and Chief Executive Officer. The compensation package agreed upon for the employment of Mr. Laird as President and Chief Executive Officer included, in addition to his salary, the grant to him, upon commencement of employment, of an option under the Company's 1997 Stock Option Plan for the purchase of up to 100,000 shares of the Company's Common Stock, and for the grant to him of additional options for increments of up to 50,000 shares each six months, twelve months, eighteen months and twenty-four months thereafter. Such options will vest and become exercisable during his employment at the rate of 25% of the optioned shares on each of the first, second, third and fourth anniversaries of the grant date. Similarly, in 1994, Mr. Goebert, who served as President and Chief Executive Officer of the Company until December 1, 1997, was granted options under the Company's 1988 Stock Plan for the purchase of 100,000 shares which became vested and exercisable over a five year period. In light of the 1994 grants, the Committee determined for fiscal years since 1994 to maintain the 1994 level of base salary compensation for Mr. Goebert. Stock options, constituting a less material element of overall compensation, have also been granted to William P. Kelly, the other executive officer of the Company, and to other key employees of the Company and its subsidiaries.

From time to time the Board, upon the recommendation of the Committee, implements bonus plans or grants discretionary bonus payments to its executive and other officers based upon performance criteria and the results of the Company's operations. It is the continuing philosophy of the Compensation Committee to include corporate goals, stock price, and financial results measured by return on shareholder equity as determinants of total executive compensation. The terms of Mr. Laird's employment provide for the payment of a bonus of up to 50% of his salary based upon earnings and/or share price goals or other performance criteria to be mutually agreed upon with the Board of Directors.

The Internal Revenue Code provides that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Compensation Committee and the Board intend to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under the Company's Stock Option Plans are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.

                      Members of the Compensation Committee

James C. Gale, Chairman        George N. Benjamin, III        Joel A. Schleicher

Compensation Committee Interlocks and Insider Participation

During 1997, the Compensation Committee of the Company's Board of Directors was composed of independent, outside directors, Messrs. Gale, Benjamin and Schleicher. As noted above, the Company's compensation program for its executives is administered by the Board of Directors with the advice and counsel of the Compensation Committee. As a result, Messrs. Goebert and Laird provide input to the deliberations by the Committee and the Board concerning executive compensation. Neither Mr. Goebert nor Mr. Laird, each of whom is a director of the Company, voted as a member of the Board in the Board action which affected his compensation.

                             STOCK PERFORMANCE GRAPH

The graph below compares the five-year cumulative total shareholder return on the Company's Common Stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ("Nasdaq") and the Nasdaq non-financial stocks index ("Composite").

                                    [GRAPHIC]

   In the printed document, there is a line chart representing the following:

                             Annual Returns Endings
                                  December 31,

                    NASDAQ               COMPOSITE                    RELM
1992                   100                      100                        100
1993              114.7932              115.4545052                 112.195122
1994              112.2085              111.0153274                95.12195122
1995              158.6839              154.7107292                82.92682927
1996              195.1942              187.9706742                65.85365854
1997              239.6321              220.7663684                147.5707317

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

In accordance with the By-Laws of the Company, the Board of Directors has determined the size of the Board at seven directors commencing with the election of directors at the meeting. At the Meeting, the shareholders will elect seven directors to hold office until the Annual Meeting of Shareholders in 1999, and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the of the following nominees. Donald F.U. Goebert; Richard K. Laird; Buck Scott; Robert L. MacDonald; Ralph R. Whitney, Jr.; James C. Gale; and George N. Benjamin, III. All of the nominees are presently members of the Board of Directors of the Company. Joel A. Schleicher, who is presently a director, has declined to be nominated for reelection because of other business and scheduling commitments.

The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the person's name in the enclosed proxy will vote the shares they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:


                                                      Principal Occupation
          Name                           Age         During Past Five Years                       Directorships
          ----                           ---         ----------------------                       -------------


Donald F.U. Goebert                       61     President, Chester County Fund, Inc.           Progress Financial Corporation;
                                                 since 1968; Chairman of the Board of           Investors Insurance Group, Inc.
                                                 Directors of Company and its
                                                 predecessor since March 1968;
                                                 President of the Company's
                                                 predecessor from March 1968 to
                                                 October 1988 and President and
                                                 CEO of the Company April 1993
                                                 to December 1997.


Richard K. Laird                          50     President and CEO of the Company since
                                                 December 1997; Executive Vice President and
                                                 Chief Operating Officer of Antec Corp. From
                                                 January 1994 to December 1996; Chairman and
                                                 CEO of Keptel Inc. 1983 to January 1994.
                                                 Director since December 1997.


Buck Scott                                68     Private investor since January 1995;
                                                 President of Electrical Energy Enterprises,
                                                 Inc. from 1991 through 1994.  Director of
                                                 Company since 1980 (including its
                                                 predecessor).



                                       10

Robert L. MacDonald                       70     Retired, Director of Financial Aid Wharton
                                                 Graduate Division and Lecturer in
                                                 Management, Wharton School, University of
                                                 Pennsylvania 1953 to March 1993.  Director
                                                 of Company since February 1991.

Ralph R. Whitney, Jr.                     63     President and CEO of Hammond Kennedy Whitney   IFR Systems, Inc.; Excel
                                                 & Co., Inc. since January, 1971; Director of   Industries, Inc.; Baldwin
                                                 Company since January 1992.                    Technologies Inc.; Control
                                                                                                Devices, Inc.; Selas
                                                                                                Corporation of America

James C. Gale                             48     Managing Director of Gruntal & Co., LLC from   Latshaw Enterprises, Inc.
                                                 1991 to present. Director of
                                                 Company since October 1993.

George N. Benjamin, III                   60     President of BICC Brand-Rex since September
                                                 1997; Vice President, BICC Cables Corp.
                                                 Since September, 1997; Management Consultant
                                                 of Trig Systems, LLC since July 1987;
                                                 President and CEO of Tie/Communications,
                                                 Inc. from April 1992 to November 1995; Group
                                                 Vice President of The Marmon Group, Inc.
                                                 prior to April 1992; Director since January
                                                 1996.

Required Vote

The directors are to be elected by the affirmative vote of the holders of a plurality of the shares entitled to vote and present in person or represented by proxy at the Meeting. Nominee holders that do not receive instructions are entitled to vote in the Election of Directors. Votes withheld from the Election of Directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have an Executive Committee or Nominating Committee.

Messrs. Gale, Schleicher and Benjamin served as members of the Compensation Committee during 1997. The primary function of the Compensation Committee is compensation review with respect to the principal executive officers of the Company. The members of the Compensation Committee provide advice and counsel to the Board of Directors through their participation as directors in meetings of the Board and as members of the Committee in meetings of the Committee held separate and apart from the meetings of the Board. The Compensation Committee also serves as the Committee which administers the Company's 1996 Stock Option Plan for Non-Employee Directors

(the "1996 Director Plan") and 1997 Stock Option Plan. The Compensation Committee did not hold any separate meetings during 1997.

Messrs. Scott, MacDonald, Whitney, Gale and Schleicher served as members of the Audit Committee during 1997. The primary function of the Audit Committee is to meet with the Company's independent public accountants, counsel and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. The Audit Committee held 2 meetings during 1997. At its 1997 meetings, the Committee considered and recommended to the Board of Directors the replacement of the firm of MacDade Abbott LLP with Ernst & Young LLP as the Company's auditors. The Board adopted the recommendation of the Committee.

The Board of Directors held 6 meetings in 1997. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

Compensation of Directors

During 1997 the Company paid to each of its non-employee directors meeting fees of $1,000 for attendance at each Board meeting and $500 for attendance at each meeting of any committee of the Board of Directors which is not held in conjunction with a meeting of the Board. Beginning with the 1997 fiscal year, as a result of approval by the shareholders of the 1996 Director Plan, compensation for non-employee directors was modified to provide for the grant of stock options in lieu of a quarterly retainer for service as a director. Pursuant to the terms of the 1996 Director Plan, beginning in 1997, a grant of a stock option for the purchase of 5,000 shares is made to each non-employee director on the date of each annual meeting of shareholders at which such person is elected or reelected as a director (or if such annual meeting has not been held by June 30 of such year such grant is made as of such June 30 to each such person who has been a non-employee director for at least three months). Such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, become fully exercisable eleven months after the date of the grant or, if earlier, upon a change of control as defined in the Plan and expire five years from the date of the grant or earlier in the event service as a director ceases. Such options were granted to the Company's non-employee directors as of June 30, 1997 at an exercise price of $4.06 per share and as of June 30, 1998 at an exercise price of $3.06 per share.


                              CERTAIN TRANSACTIONS

The Company leased its headquarters and a manufacturing facility from entities owned principally by Messrs. Goebert and Scott during 1997. The lease was terminated on June 5, 1997 concurrently with the sale of the Allister assets referred to in the following paragraph. Rentals under these leases were $83,000 for the year ended December 31, 1997.

On June 5, 1997 the Company sold all of the assets of its specialty manufacturing subsidiary, Allister Manufacturing Company, Inc. ("Allister") to c.p. Allstar Corporation ("Allstar"), a corporation owned by Robert T. Holland, who was until that date a director and executive officer of the Company. Allister was primarily engaged in the manufacturing of automatic garage door and gate control systems. For the fiscal years ended December 31, 1994, 1995 and 1996 Allister had incurred operating losses of $395,000, $898,000 and $715,000, respectively. Under the terms of the Asset Purchase Agreement dated April 22, 1997 (the "Agreement") between Allister and Allstar the assets of Allister were purchased for an aggregate purchase price, after adjustments of $1,946,000 which was paid at closing by payment in cash of $1,592,000 and delivery to the Company of 83,327 shares of Common Stock and options for the purchase of 75,000 shares of Common Stock at an agreed upon aggregate value of $696,029 based upon the book value of the shares on the date of the Agreement. and the possible future value of the options. The approximate book value and the market value of the Common Stock on the date of the Agreement were $5.60 per share and $3.625 per share, respectively, and the average exercise price under the options was $4.63 per share. The pre-adjustment purchase price of $1,800,000 was based upon an assumed closing date net book value of $2,700,000 and adjusted to increase or decrease the purchase price from $1,800,000 on a dollar for dollar basis to the extent that the closing date net book value was greater than or less than $2,700,000 and to increase or decrease the purchase price by any decrease or increase in earnings before interest, taxes, depreciation and amortization for the period from March 1, 1997 until June 5, 1997, the date of closing of the purchase transaction. The Company's basis in the net assets was $3,763,681 and the purchase price was determined by the Board of Directors based upon net book value of tangible assets, less a discount. During 1996 the Board of Directors determined to divest the Company of its specialty manufacturing and recycled paper manufacturing subsidiaries in order to concentrate the Company's management and financial resources on its principal business, the manufacture and sale of wireless communications products. The sale of the assets of Allister resulted in the disposition of the Company's specialty manufacturing business. On June 16, 1997, the Company sold Fort Orange Paper Co., Inc., its recycled paper manufacturing subsidiary to an unaffiliated third party.

During 1997 the Board of Directors approved the sale to affiliates of Mr. Goebert of the real estate which consisted of most of the remaining assets of the Company's commercial real estate operations, which the Company elected to discontinue in 1994. These properties constituted land located in the Naaman's Creek Center. Four of the properties were sold during 1997 for an aggregate purchase price, after adjustment of $1,733,000 which was paid at closing by payment in cash of $1,533,000 and delivery to the Company of a seven year, 7% promissory note in the amount of $200,000. The Company's cost basis in these properties was $1,965,114 and the purchase price was determined based upon their market value as determined by independent appraisal. In April, 1998 an additional property was sold for $549,000. The remaining property is expected to be sold during April, 1998. The Company's basis in these properties is approximately the same as the selling price.

In general, the Company believes that the terms of the transaction described in this section are at least as favorable as those that might have been obtained from unaffiliated third parties.

                 PROPOSAL 2: APPROVAL OF 1997 STOCK OPTION PLAN


The Company's 1997 Stock Option Plan (the "1997 Plan") which was approved by the Company's Board of Directors as of October 13, 1997 and amended as of June 23, 1998, has been recommended for shareholder approval by a unanimous resolution of the Board. The 1997 Plan is a successor plan to the Company's previous 1988 Stock Plan (the "1988 Plan") which expired on January 27, 1997. A summary of the principal features of the 1997 Plan is provided below, but such summary is qualified in its entirety by reference to the full text of the 1997 Plan which is included as Appendix A to this Proxy Statement.

Purposes

The purposes of the 1997 Plan, like those of the 1988 Plan, are to closely associate the economic interests of employees of the Company and its subsidiaries with the economic interests of the shareholders of the Company, to promote the success of the Company's business, maintain competitive compensation levels for the employees, and to provide an incentive to the employees to continue in the employment of the Company. As amended, the 1997 Plan limits the persons who shall be eligible to receive options thereunder to employees of the Company and its subsidiaries. The 1988 Plan and the 1997 Plan as originally adopted, also permitted the granting of options to non-employee directors. No options had been granted to non-employee directors under either the 1988 Plan or the 1997 Plan. Since the beginning of the 1997 fiscal year, non-employee directors have been eligible to receive options under the 1996 Director Plan. The Board of Directors believes that the 1988 Plan has been effective in accomplishing its intended purposes.

ISO's and Nonqualified Options

The 1997 Plan is intended to qualify as a tax qualified incentive stock option plan under which tax qualified incentive stock options ("ISO's"), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees. To the extent the 1997 Plan applies to employees to whom the Committee, as hereinafter defined, intends to grant options which are not intended to be ISO's ("nonqualified options"), the 1997 Plan is intended to be a nonqualified stock option plan under Section 83 of the Code. If the 1997 Plan is not adopted by the shareholders by October 13, 1998, it shall remain in effect, but all options granted thereunder, or to be granted thereunder, shall be nonqualified stock options.

Shares

The 1997 Plan provides that options may be granted for the purchase of up to a maximum of 1,500,000 shares of Common Stock. As of June 12, 1998, options for an aggregate of 150,000 shares had been granted and 1,350,000 shares remained available for options to be granted under the 1997 Plan. All of the options which have been granted under the Plan were granted to Mr. Laird as a part of the compensation package pursuant to which he was initially employed by the Company in 1997 as its Chief Executive Officer. See "Report of the Compensation Committee on Executive Compensation."

Under the terms of the 1997 Plan, the number of shares available for options and the number of shares subject to any then outstanding option (and the price of the shares under any such outstanding option) shall be adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In the event of a proposed sale of all of the assets of the Company, or the merger of the Company with or into another corporation, an outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation or its parent or subsidiary, unless it does not agree to assume the option or substitute an equivalent option, in which case such option shall be exercisable (without vesting restrictions) through the date of such sale or merger, thereafter, the option shall terminate.

Administration

The 1997 Plan is administered by the Compensation Committee of the Board of Directors which is a committee appointed by the Board of Directors (the "Committee") consisting of two or more members of the Board of Directors who are "non-employee directors" as defined in Rule 16b-3, implementing the Securities Exchange Act of 1934, as amended. Generally, a "non-employee director" is a director who: (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or is otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation directly or indirectly from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in a capacity other than as a director, except for an amount that does not require proxy statement disclosure; (iii) does not possess an interest in any other transaction with the Company or a parent or subsidiary of the Company that requires proxy statement disclosure; and (iv) is not engaged in any business relationship with respect to the Company or a parent or subsidiary of the Company which requires proxy statement disclosure. In accordance with the terms of the 1997 Plan, the Committee, in its sole discretion, but subject to the terms of the Plan, shall have the authority: to grant options to employees in such amount and on such terms as it shall determine; to impose limitations, restrictions and conditions upon the award of any option, provided in the case of a grant of an option to an employee that is intended to be an ISO, such limitations, restrictions and conditions are consistent with Section 422 of the Code; and to interpret the Plan and take other actions necessary or appropriate for the implementation and administration of the Plan.

Amendment of the Incentive Plan

The 1997 Plan may be amended at any time, and from time to time, by the Board of Directors. The Board of Directors may not, however, amend the Plan without shareholder approval if such amendment would: (i) increase the number of shares subject to the Plan; (ii) extend the period during which any option may be exercised; or (iii) extend the term of the Plan. The Committee at the written request of an optionee may, in its discretion, take such actions as may be necessary to convert such optionee's ISO into a nonqualified option at any time prior to the expiration of such option including, but not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such options.

Eligibility

The persons who shall be eligible to receive options under the 1997 Plan shall include any employee of the Company or a subsidiary of the Company, including, but not limited to employees who are also officers or directors of the Company or a subsidiary of the Company. The approximate number of all employees which the Board of Directors believes are eligible to participate in the 1997 Plan is approximately 210 persons, provided that the Committee shall have the discretion to select optionees from among such employees.

Effective Date and Termination

The 1997 Plan was adopted by the Board of Directors on October 13, 1997. Unless the Plan is terminated earlier by the Board of Directors, no award of an Option shall be made after the date which is ten years after the date the Plan was adopted by the Board of Directors. Termination of the 1997 Plan will not adversely affect any rights under any then outstanding option.

Options and Option Agreements

The Committee may, from time to time and subject to its provisions of the Plan, grant to any employee one or more options under the 1997 Plan. The grant of an option shall be evidenced by a written option agreement stating the number of shares subject to the option and stating whether, and to the extent that, the option is intended to be an ISO or a nonqualified option. Options shall be evidenced by agreements in such form as the Committee shall from time to time approve which shall comply with the following terms:

     (i) Number of Shares. Each option shall state the number of shares to which it pertains. If the aggregate fair market value of the shares of stock (determined as of the time of the grant) with respect to which ISO's are exercisable for the first time by the optionee in any calendar year (under all plans of the Company) exceeds $100,000 then only the first $100,000 of options shall be ISO's and any excess over $100,000 shall be non-qualified options.

     (ii) Option Price. Each option shall state the option price with respect to an ISO, the option price shall not be less than 100% of the fair market value of the shares of Common Stock on the date of the granting of the option; provided, however, that if an ISO option is granted to an optionee who, at the time of the grant, is the owner (as determined under the Code) of Common Stock of the Company possessing more than 10% of the total voting power of all classes of stock of the Company (a "more than 10% owner"), then the option price for such ISO shall be not less than 110% of the fair market value of the fair market value of the shares of Common Stock on the date of the granting of the option. With respect to a nonqualified option, the option price shall be no less than the lesser of the book value per share as of the end of the fiscal year immediately preceding the date of the grant or 50% of the fair market value on the date of the grant. While transactions in the Common Stock are reported on the Nasdaq, the "fair market value" shall be the last reported sale price on the date of the grant.

    (iii) Manner of Payment. Upon the exercise of an option, the optionee shall pay to the Company, at the Committee's discretion: (a) the cost of the shares in cash; (b) in exchange for shares of Common Stock previously acquired by the optionee that at the time of such exercise have a fair market value equal to the exercise price; (c) by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Code and the Internal Revenue Service; or (d) any combination of the foregoing.

     (iv) Term and Exercise of Options. Each option shall specify the dates upon which it can be exercised and the maximum number of shares that can be purchased on such dates. The term of an option shall be no more than ten years from the date of the grant, provided, however, that no ISO granted to a more than 10% owner shall be exercisable more than five
          (5) years after the date such option was granted. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, nor shall any other person acquire any rights therein. In the event an optionee shall terminate his employment with the Company such optionee shall have the right to exercise any then exercisable ISO at any time within the earlier of the remaining term of the option or sixty (60) days prior to the date of such termination (or such shorter period as is specified by the Committee in the option agreement). If an optionee shall become disabled or die while in the employ of the Company and shall not have fully exercised any ISO, such ISO shall be exercisable, to the extent otherwise then currently exercisable, at any time within 180 days after the optionee's death (in the case of disability by the optionee or in the case of death by the personal representative of the optionee or by the holder thereof who has obtained the same under the applicable laws of descent and distribution). In the case of the death or disability of an optionee holding a non-qualified option such option may be exercised, to the extent exercisable at death, at any time during the remaining term of the option.

     (v) Adjustment in Number and Price of Shares; Restrictions on Certain Shares. The number and price subject to any option shall be subject to adjustment and/or substitution or set forth above under "Shares" The shares of Common Stock issued to an optionee pursuant to the 1997 Plan shall be subject to any and all federal and state securities laws, rules and regulations generally applicable to the Common Stock, including without limitation, any restrictions on the sale or other transfer of the shares. Any certificate representing such shares shall contain a restrictive legend evidencing the existence of any such restrictions.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the 1997
Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise.

Options granted under the 1997 Plan that are intended to qualify as ISO's must comply with the requirements of Section 422 of the Code.

An optionee is not taxed upon the grant or exercise of an ISO, however, the difference between the fair market value of the shares on the exercise date will, however, be an item of adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an ISO for at least two (2) years following the date of the grant of the option and at least one year following the exercise of the option, the optionee's gain, if any, by a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If the optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the optionee's adjusted basis in the shares (usually the option exercise price); or
(ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

In the case of a nonqualified option, an optionee is not taxed on the grant of a nonqualified option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee of the ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Required Vote

Assuming the presence of a quorum at the Meeting, the affirmative vote of the holders of a majority of the shares voting on the proposal at the Meeting is required for approval of the 1997 Plan. An abstention, withholding of authority to vote or a nominee non-vote, therefore, will have the same effect as a negative vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1997 STOCK OPTION PLAN.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

The firm of Ernst & Young LLP ("Ernst & Young") served as independent auditors for the Company's 1997 fiscal year and has been engaged by the Board of Directors as independent auditors for the Company's current fiscal year. Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The financial statements of the Company for its 1996 fiscal year were audited by the firm of MacDade Abbott LLP ("MacDade"). Effective November 13, 1997 the Company engaged Ernst & Young as its independent auditors for its 1997 fiscal year. The decision to change certifying accountants was approved by the Board of Directors acting upon the recommendation of the Audit Committee. During the two most recent fiscal years which were audited by MacDade and during each subsequent interim period, MacDade's reports on the Company's financial statements contained no adverse opinion or disclaimer of opinion nor were any of the opinions contained therein qualified or modified as to uncertainty, audit scope, or accounting principles, neither was there any disagreement between the Company and MacDade on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MacDade, would have caused MacDade to make reference to the subject matter of disagreement in connection with MacDade's report.

During the Company's two most recent fiscal years and each subsequent interim period preceding the date of engagement of Ernst & Young, the Company did not engage Ernst & Young as a consultant with respect to any matter or otherwise engage the services of Ernst & Young. The Company's engagement of Ernst & Young replacing MacDade was previously reported in its Form 8-K/A Current Report dated December 2, 1997 filed with the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and from written representations received from the Reporting Persons, the Company believes that, with the exception of the filing by William P. Kelly and Richard K. Laird, in each case, of an initial statement of beneficial ownership more than ten days after his appointment as an executive officer of the Company, all filings required to be made by the Reporting Persons for the period January 1, 1997 through December 31, 1997 were made on a timely basis.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1999 must be received by the Company at its principal office in West Melbourne, Florida, no later than March 17, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the Election of Directors and approval of the 1997 Stock Option Plan which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                           ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR, SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO WILLIAM P. KELLY, VICE PRESIDENT OF FINANCE, OF THE COMPANY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   APPENDIX A

                            RELM WIRELESS CORPORATION
                             1997 STOCK OPTION PLAN
                           (As amended June 23, 1998)

                                    ARTICLE I
                                     GENERAL


1.01 Purpose. The purposes of this Stock Option Plan are to:

(a) closely associate the economic interests of the Employees of the Company with the economic interests of the shareholders of the Company;

(b) promote the success of the Company's business;

(c) maintain competitive compensation levels for the Employees of the Company; and

(d) provide an incentive to the Employees of the Company to continue in the employment or service of the Company.

1.02 Construction. The Plan (and the Options granted hereunder), as it applies to Options granted to Employees of the Company, is intended to qualify as a tax qualified, incentive stock option plan, and to be described under Code Section 422 and Regulations issued thereunder. To the extent the Plan (and the Options granted hereunder) applies to Employees to whom the Committee intends to grant nonqualified stock options, the Plan is intended to be a nonqualified, stock option plan under Code Section 83 and Regulations issued thereunder. The Plan, and the Options granted hereunder, shall be interpreted and construed to achieve the intended purpose.

1.03 Effective Date. The Plan is effective as of October 13, 1997.


                                   ARTICLE II
                                   DEFINITIONS


As used in the Plan, capitalized words in the Plan shall be defined as follows:

2.01 "Beneficiary" means the person designated in the last will and testament of the Optionee as the beneficiary of the Optionee with respect to the Option. In the absence of such designation, the beneficiary of the Optionee shall be determined under the laws of descent and distribution of the state of domicile of the Optionee at the time of the Optionee's death.

 2.02 "Board" means the Board of Directors of the Company.

2.03 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.04 "Committee" means the Compensation Committee of the Board which is a committee of two or more members of the Board who are Non-Employee Directors. The Committee shall administer the Plan in accordance with Section 3.01 below.

2.05 "Common Stock" means the voting common stock of the Company.

2.06 "Company" means RELM Wireless Corporation, a Nevada corporation, its parents (if any), and any present or future subsidiaries.

2.07 "Employee" means a common law employee of the Company, or any subsidiary of the Company, including, but not limited to common law employees who are also officers or directors of the Company .

2.08 "Grant Date" means the date an Option is granted to an Employee and shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares to an Optionee pursuant to the Plan.

2.09 "Non- Employee Director" means a member of the Board who is a "non-employee director" as defined in Rule 16b-3 implementing the Securities Exchange Act of 1934, as amended.

2.10 "Option" means the stock option granted pursuant to the Plan, which if granted to an Employee may be designated as being intended to qualify as a tax qualified, incentive stock option within the meaning of Code Section 422 or may be designated as being intended to be treated as a nonqualified, stock option within the scope of Code Section 83.

2.11 "Option Agreement" means the written agreement between the Company and the Optionee evidencing the grant of the Option by the Company to the Optionee.

2.12 "Optionee" means an Employee who has been granted an Option pursuant to the Plan, and who has executed an Option Agreement.

2.13 "Plan" means this 1997 Stock Option Plan.

2.14 "Share" means one share of Common Stock, as adjusted for recapitalization transactions in accordance with Section 7.01 below.

2.15 "Regulations" means Treasury Regulations promulgated in accordance with the Code.

                                   ARTICLE III
                                 ADMINISTRATION


3.01 The Committee. The Plan shall be administered by the Committee. The Committee may select one of its members as its chairperson, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

3.02 Authority of Committee. The Committee shall have the authority, in its sole discretion, but subject to the terms of the Plan, to:

(a) grant Options to Employees in accordance with the terms of the Plan in such amount and on such terms as the Committee shall determine;

(b) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate, provided such limitation, restriction and/or condition, in the case of a grant of an Option to an Employee that is intended to be a tax qualified stock option, is consistent with Code Section 422, the Regulations thereunder, and this Plan; and

(c) in its discretion, interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations, and take all other actions necessary or appropriate for the implementation and administration of the Plan.

3.03 Decisions Final. All actions, decisions, interpretations and determinations of the Committee on all matters relating to the administration and operation of the Plan shall be within the Committee's sole discretion and shall be final and conclusive. No members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

3.04 Indemnification of Committee. The Company indemnifies and holds harmless the members of the Committee in their capacity as Committee members against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Committee, provided that such individual (i) acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees and Optionees, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                                   ARTICLE IV
                              ELIGIBILITY AND SCOPE


4.01 Eligibility for Participation. Optionees under the Plan shall be selected by the Committee from amongst the Employees. An Optionee must be employed by the Company at the time the Option is granted. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the Employee's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

4.02 Aggregate Limitations on Awards. Subject to the recapitalization provisions of Section 7.01 below, the maximum number of Shares of Common Stock which may be issued under the Plan shall be 1,500,000. The Shares of Common Stock may be authorized but unissued Shares, or may be treasury stock of the Company. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to an Option shall again become available for a future grant under the Plan, unless the Plan previously shall have been terminated.


                                    ARTICLE V
                                GRANT OF OPTIONS


5.01 Grant of Options. The Committee may, from time to time and subject to the provisions of the Plan and such rules and regulations as are prescribed by the Committee, grant to any Employee one or more Options to purchase a stated number of Shares of Common Stock for (i) cash, (ii) the exchange for Shares of Common Stock previously acquired by the Employee, (iii) in the discretion of the Committee, by delivery of the Optionee's personal recourse promissory note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service, or (iv) in the discretion of the Committee, by some combination of the foregoing.

5.02 Option Agreements. The grant of an Option shall be evidenced by a written Option Agreement, executed by the Company and the Optionee, stating the number of Shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine. Such Option Agreement shall state on its face whether the Option is intended to be a tax qualified, incentive stock option under Code Section 422 or a nonqualified, stock option subject to Code Section 83.

5.03 Option Price.

A. With respect to an Option granted to an Employee that is intended to be a tax qualified, incentive stock Option under Code Section 422, the price per Share of Common Stock deliverable upon the exercise of the Option shall not be less than one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date. Notwithstanding the foregoing, in the event an Employee to whom the Option is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the foregoing price per Share of Common Stock shall not be less than one hundred ten percent (110%) of the fair market value of a Share of Common Stock on the Grant Date.

B. The price per Share specified in the agreement relating to each nonqualified, stock option subject to Code Section 83 granted under the Plan shall in no event be less than the lesser of (i) the book value per Share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per Share of Common Stock on the date of such grant.

5.04 Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. Notwithstanding the foregoing, the fair market value of the Common Stock shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

5.05 Maximum Amount of Grant. With respect to an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code
Section 422, the aggregate, fair market value of the Shares of Common Stock that may be subject to an Option (and to any other incentive stock options granted by the Company or its parent or subsidiaries, if any) and that shall be exercisable for the first time by the Optionee in a calendar year shall not exceed $100,000.00. For purposes of this Section, the fair market value of the Common Stock shall be determined as of the

Grant Date. Such $100,000.00 limit shall not apply to nonqualified, stock options granted to Employees.

5.06 Term of Plan. Unless the Plan is terminated earlier by the Board, no award of an Option shall be made under the Plan after the date which is ten (10) years after the earlier of the date the Plan was adopted by the Board or the date the Plan was approved by the shareholders of the Company. Provided, however, that the Plan and all Options granted under the Plan prior to the termination of the Plan shall remain in effect until such Options have been exercised, satisfied or terminated in accordance with the Plan and the terms of such Options.

5.07 Term of Options. Except as provided in Article VI below, the term of each Option shall be no more than ten (10) years from the date of the grant. Notwithstanding the foregoing, in the event the Employee to whom an Option intended to be a tax qualified, incentive stock option under Code Section 422 is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the term of each Option to such Employee shall be no more than five (5) years from the date of the grant.

5.08 Other Terms. In addition to the foregoing terms and conditions, the Committee may impose such additional terms, conditions and restrictions, including a vesting schedule, as are not otherwise inconsistent with this Plan.


                                   ARTICLE VI
                               EXERCISE OF OPTION


6.01 Procedure for Exercise.

A. Any Option granted hereunder shall be exercisable at such times and under such terms and conditions as are determined by the Committee at the time of the grant and as are consistent with the terms of the Plan. An Option shall be deemed to be exercised when written notice of such exercise, along with full payment (be it in cash, promissory note or by the transfer of other Shares, in accordance with Section 5.01 above) for the Shares, has been delivered to the Secretary of the Company in accordance with the terms of the Option. Until the issuance of the stock certificate by the Company or its transfer agent, the Optionee shall have no right to vote the Shares nor to receive dividends, and shall not have any other rights as a stockholder of the Company with respect to the Shares of Common Stock subject to the Option. The Company or its transfer agent shall issue, or cause to be issued, such Common Stock certificate promptly upon exercise of the Option.

B. The exercise of an Option in any manner shall result in a decrease in the number of Shares available for grant under the terms of the Plan and under the terms of the Option.

6.02 Termination of Employment. In the case of an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code
Section 422 (not including such an Option converted to a nonqualified stock option within the scope of Code Section 83 under Paragraph 7.07 hereunder), in the event the employment of the Optionee terminates, whether voluntarily or involuntarily, such Employee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or sixty (60) days from such termination of employment(or such shorter period as is specified by the Committee in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the effective date of the Optionee's termination of employment or service to the Company, or the Optionee fails to exercise the Option within the time specified, the Option shall terminate.

6.03 Disability of Optionee. In the case of an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code
Section 422, in the event the employment of the Optionee terminates due to the disability of the Optionee, such Optionee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or one hundred eighty (180) days after the effective date of the Optionee's termination of employment. For purposes of this Section 6.03, "disability" shall be as defined in Code Section 22(e)(3) and the Regulations thereunder.

6.04 Death of Optionee.

A. In the event of the death of an Employee to whom an Option that is intended to be a tax qualified, incentive stock option under Code Section 422 has been granted, any Option exercisable on the date of the Optionee's death may be exercised by the Beneficiary, provided that such exercise occurs within the earlier of the remaining term of the Option or one hundred eighty (180) days from the date of the Optionee's death. In the event the Optionee's employment had terminated prior to death, but the Option was still exercisable pursuant to Sections 6.01, 6.02 or 6.03 above, the Beneficiary shall be permitted to exercise the Option during the time periods specified in this Section 6.04.

B. In the case of death, an Option granted to an Employee that is intended to be a nonqualified stock option under Code Section 83 may be exercised, to the extent exercisable at death, at any time during the remaining term of the Option.

6.05 Options Non-Transferable. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, in any manner other than by the Optionee's last will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime, only by the Optionee.

6.06 Manner of Payment. Upon the exercise of an Option, the Optionee shall pay to the Company, at the Committee's discretion:

     (a) the cost of the Shares of Common Stock in cash;

     (b) in exchange for Shares of Common Stock previously acquired by the Optionee that at the time of such exercise have a fair market value equal to the exercise price;

     (c) by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service; or

     (d) any combination thereof.

6.07 Restrictions on Certain Shares. The Shares of Common Stock issued to an Optionee pursuant to this Plan shall be subject to any and all federal and state securities laws, rules and regulations generally applicable to the Common Stock of the Company, including without limitation, any restrictions on the sale or other transfer of the Shares of Common Stock. Any certificate representing such Shares shall contain a restrictive legend evidencing the existence of any such restrictions.


                                   ARTICLE VII
                                  MISCELLANEOUS


7.01 Recapitalizations.

A. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. Provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Any adjustment made pursuant to this Section shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

B. Except as declared by the Board, in the event of the dissolution or liquidation of the Company, the Options granted under the Plan immediately shall terminate.

C. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Optionee shall retain the right to exercise the Option (which right shall no longer be subject to restrictions, including vesting provisions) as to all of the Shares of Common Stock subject to the Option through the date of the sale of the assets or the merger of the Company. Thereafter, the Option shall terminate. In the event any of the Options are not fully vested at the time of such sale or merger, such Options shall become fully vested and exercisable at that time.

D. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph C above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

E. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

F. No fractional shares shall be issued under the Plan and the Optionee shall receive from the Company cash in lieu of such fractional shares.

7.02 Withholding Taxes. Whenever the Company is required to issue or transfer Shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company any amount sufficient to satisfy any required federal, state and/or local withholding taxes prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares of Common Stock, net of the number of Shares of Common Stock sufficient to satisfy the withholding requirements. For withholding tax purposes, the Shares of Common Stock shall be valued on the date the withholding obligation is incurred.

7.03 Right to Terminate Employment. Nothing in the Plan or Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or effect any right which the Company may have to terminate the employment of such Employee regardless of the effect of such termination of employment on the rights of the Employee under the Plan or any Option.

7.04 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the Employees to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among Employees who receive, or who are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

7.05 Leaves of Absence. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence. Options under the Plan shall not be affected by any change of employment within or among the Company, so long as the Optionee continues to be an employee of the Company. Notwithstanding the foregoing, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an Optionee.

7.06 Amendment of Plan.

A. The Board may, without further action by the shareholders of the Company, and without receiving any further consideration from the Optionees, amend this Plan or condition or modify awards under this Plan in respect to changes in securities, taxation or other laws or rules, regulations, or regulatory interpretations thereof applicable to this Plan, or to comply with stock exchange rules or requirements.

B. The Committee may at any time, and from time to time, terminate, modify or amend the Plan (including modifying the mix of Shares to be issued pursuant to Code Sections 422 and 83) in any respect, except that without shareholder approval, the Committee may not (i) increase the aggregate, maximum number of Shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.01), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. Except as required or permitted by the preceding paragraph, the termination, modification or amendment of the Plan shall not affect an Optionee's rights under an award previously granted to such Optionee.

7.07 Conversion of Qualified Options Into Non-Qualified Options. The Committee, at the written request of any Optionee may, in its discretion, take such actions as may be necessary to convert such Optionee's tax qualified, incentive stock option within the meaning of Code Section 422 (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into nonqualified, stock options within the scope of Code Section 83 at any time prior to the expiration of such Qualified Options, regardless of whether the Optionee is an Employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting nonqualified options as the Committee, in its discretion, may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optioned's tax qualified, incentive stock option converted into a nonqualified option, and no such conversion shall occur until and unless the Committee takes appropriate action.

7.08 Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted and purchases authorized under the Plan shall be used for general corporate purposes.

7.09 Notice to Company of Disqualifying Disposition. Each Employee who receives a tax qualified, incentive stock option within the meaning of Code Section 422 must agree to notify the Company in writing immediately after the Employee makes a "disqualifying disposition" of any Shares of Common Stock acquired pursuant to the exercise of a tax qualified, incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Shares of Common Stock before the later of (a) two (2) years after the date the Employee was granted the tax qualified, incentive stock option or (b) one (1) year after the date the Employee acquired Shares of Common Stock by exercising the tax qualified, incentive stock option. If the Employee has died before such Shares of Common Stock are sold, these holding period requirements do not apply and no disqualifying disposition can occur thereafter.

7.10 Governing Law; Construction. The validity and construction of the Plan and any instrument evidencing Common Stock rights shall be governed by the laws of the State of Nevada. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

7.11 Shareholder Approval. In the event this Plan is not adopted by the shareholders of the Company by October 13, 1998, the Plan shall remain in effect, but all options granted hereunder, or to be granted hereunder, shall be nonqualified stock options under Code Section 83 and Regulations issued thereunder.

Originally adopted by the Board of Directors as of October 13, 1997 and amended by the Board of Directors as of June 23, 1998.

                           RELM WIRELESS CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF RELM WIRELESS CORPORATION

     The undersigned, a holder of Common Stock of RELM WIRELESS CORPORATION, hereby constitutes and appoints DONALD F.U. GOEBERT and WILLIAM P. KELLY, and each of them acting individually, as the attorney adn proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Friday, August 21, 1998 at 9:00 a.m., at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

                     (Please sign and date on reverse side)


-----------------------------------------------------------------------------------------------------------------------------------
/X/ Please mark your
    votes as in this
    example.

                  VOTE FOR         WITHHOLD
                 EACH OF THE       AUTHORITY    NOMINEES FOR ELECTION                                       FOR   AGAINST   ABSTAIN
                  NOMINEES          FOR ALL     AS DIRECTORS:
               LISTED AT RIGHT     NOMINEES                                     2. APPROVAL OF THE          / /     / /       / /
                                                                                   COMPANY'S 1997
1. ELECTION         / /               / /       Donald F.U. Goebert                STOCK OPTION PLAN.
   OF                                           Richard K. Laird
   DIRECTORS                                    Buck Scott                      3. DISCRETIONARY AUTHORITY
                                                Robert L. MacDonald                To transact such other business as may properly
INSTRUCTIONS: To withhold authority to          Ralph R. Whitney, Jr.              come before the meeting and any adjournment
vote for any individual nominee, write that     James C. Gale                      thereof according to the proxies discretion and
Nominees's name on the line provided below.     George N. Benjamin, III            in their discretion.

-------------------------------------------                                        THIS PROXY WHEN PROPERLY EXECUTED
                                                                                   WILL BE VOTED IN THE MANNER DIRECTED
                                                                                   HEREIN BY THE UNDERSIGNED SHARE-
                                                                                   HOLDER. IF NO DIRECTION IS INDICATED,
                                                                                   THIS PROXY WILL BE VOTED FOR EACH OF
                                                                                   THE SEVEN NOMINEES FOR ELECTION
                                                                                   AS DIRECTORS AND FOR PROPOSAL 2.

                                                                                   The undersigned hereby acknowledges receipt of
                                                                                   the notice of annual meeting and proxy statement
                                                                                   of RELM Wireless Corporation.

                                                                                   PLEASE FILL IN, DATE, SIGN AND MAIL
                                                                                   THIS PROXY IN THE ENCLOSED POSTAGE
                                                                                   PAID RETURN ENVELOPE.


Signature                                 Signature                                      Dated                   , 1998
          -------------------------------           ------------------------------------       ------------------

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.
